Exhibit 99.1

102 Duffy Avenue, Hicksville, NY 11801 ● Phone: (516) 683-4420 ● flagstar.com

NEWS RELEASE	Investor Contact:
FOR IMMEDIATE RELEASE	Salvatore J. DiMartino
(516) 683-4286

Media Contact:
Steven Bodakowski
(248) 312-5872

FLAGSTAR BANK IMPLEMENTS WORKFORCE CHANGES AS PART OF ITS CONTINUED

TRANSFORMATION AND COST REDUCTION STRATEGY

Hicksville, N.Y., October 17, 2024 – Flagstar Bank, N.A., (the “Bank”) a subsidiary of New York Community Bancorp, Inc., (NYSE: NYCB) (the “Company”), today announced a workforce reduction as part of its strategic transformation plan, consistent with the business strategy outlined previously, and aimed at further integrating its three legacy banks that were united through acquisitions.

Commenting on the reduction, Joseph Otting, Chairman, President and CEO stated, “We want to express our appreciation for our employees’ contributions. Their hard work and dedication have been greatly appreciated, and we approached this decision with empathy and compassion for everyone affected.

“As part of our commitment to a profitable future, we launched a transformation strategy earlier this year to drive change throughout the organization. This includes strengthening our management and Board, redefining our operational plan for improved efficiency, and enhancing our credit oversight and risk framework.

“While these strategic actions involve difficult decisions, including impacts on jobs, we believe they are essential for strengthening our financial foundation and building a more agile, competitive company. This will enable us to focus on strategic investments in other areas and better serve our clients and shareholders, ensuring long-term sustainability and profitability.

“We have made significant progress this year and will continue to pursue opportunities to optimize our operations and enhance efficiency, paving the way for a more resilient and successful future.”

Approximately 700 employees, or 8%, across the Bank’s footprint, were impacted by the workforce reduction. In addition, the Bank anticipates finalizing the previously announced sale of its Mortgage Servicing and Third-Party Origination business to Mr. Cooper in the fourth quarter of 2024. This transaction will result in a further reduction of approximately 1,200 employees, the majority of whom will be offered the opportunity to transfer to the buyer, facilitating a smooth transition and ensuring continued employment.

Otting added, “These reductions will not impact our service or progress; in many cases, roles were similar or duplicative. By right sizing our team after bringing three banks together, we are optimizing our operations to move forward with strength and clarity. We remain committed to building a diversified, leading regional bank and positioning our company for long-term success, and though challenging, this is another step in that journey.”

About New York Community Bancorp, Inc.

New York Community Bancorp, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. At June 30, 2024, the Company had $119.1 billion of assets, $82.4 billion of loans, deposits of $79.0 billion, and total stockholders’ equity of $8.4 billion.

Flagstar Bank, N.A. operates over 400 branches, including a significant presence in the Northeast and Midwest and locations in high growth markets in the Southeast and West Coast. In addition, the Bank has approximately 90 private banking teams located in over 10 cities in the metropolitan New York City region and on the West Coast, which serve the needs of high-net worth individuals and their businesses.

Cautionary Note Regarding Forward-Looking Statements

The foregoing disclosures may include forward-looking statements within the meaning of the federal securities laws by the Company pertaining to such matters as our goals, intentions, and expectations regarding (a) our corporate name change and NYSE stock ticker symbol changes; (b) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (c) the future costs and benefits of the actions we may take; (d) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (e) our assessments of interest rate and other market risks; (f) our ability to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (g) our ability to attract, incentivize, and retain key personnel and the roles of key personnel; (h) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our ability to fully and timely implement the risk management programs institutions greater than $100 billion in assets must maintain; (i) the effect on our capital ratios of the approval of certain proposals approved by our shareholders during our 2024 annual meeting of shareholders; (j) the conversion or exchange of shares of the Company’s preferred stock; (k) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s preferred stock; (l) the availability of equity and dilution of existing equity holders associated with amendments to the 2020 Omnibus Incentive Plan; and (m) the terms associated with, and potential future grants of, employment inducement award grants.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to, among others, the following principal risks and uncertainties: our ability to effect our corporate name change and NYSE ticker symbol changes on currently anticipated timelines; general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; the inability of the Bank and Nationstar to execute the transaction contemplated by the MSR Purchase Agreement and Asset Purchase Agreement or satisfy customary closing conditions; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses requirements under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K/A for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this release, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.